Exhibit 10.25

LICENCE AGREEMENT

THIS AGREEMENT is made the 21st Day of March 2005

BETWEEN

(1)	MEDICAL RESEARCH COUNCIL whose principal place of business is at 20 Park Crescent, London WIB 1AL (“MRC”); and

(2)	Rib-X Pharmaceuticals Inc, whose principal place of business is at 300 George Street, Suite 301, New Haven, CT 06511 (“RIB-X”).

RECITALS

A.	MRC has developed certain technology relating to the high resolution crystal structure of the 30S ribosomal subunit together with binding site data for several known antibiotics. Such technology comprises know how and patent applications, including know how developed by Dr Venkatraman Ramakrishnan.

B.	RIB-X is a pharmaceutical company with proven expertise in the area of ribosome based x-ray crystallography and the use of such information in antibiotic drug discovery and development. Moreover, RIB-X has licensed from [***] the rights to certain other technology relating to the [***] resolution crystal structure of the 50S subunit of the ribosome and from the [***] the rights to certain other technology relating to the [***]. Additionally, RIB-X has developed its own proprietary technology, including but not limited to the high resolution crystal structure of [***].

C.	MRC is at the date of this Agreement the registered proprietor and beneficial owner of the patent applications and the beneficial owner of the know how relating to the technology described in Schedule 3, save that the patent applications listed in Schedule 1 under the heading “Crystal Structure of the 30S Ribosome and its Use” are co-owned by the [***]. For the avoidance of doubt any revenues due to [***] pursuant to such co-ownership shall, as between RIB-X and MRC, be the sole responsibility of MRC.

D.	RIB-X now wishes to obtain an exclusive licence to use such technology to develop and commercialise Products (as defined herein).

E.	MRC has agreed to license to RIB-X its rights in the patent rights and know how relating to such technology on the terms set out herein.

30S Licence to RIB-X	Page 1 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATIONS

1.1	In this Agreement and in the Schedules to this Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

1.1.1	“Affiliate” - any company, partnership or other entity, which directly or indirectly Controls, is Controlled by or is under common Control with either Party.

1.1.2	“Agreement” - this Agreement and any and all schedules, appendices and other addenda to it as may be varied from time to time in accordance with provisions of this agreement.

1.1.3	“Business Day” - 9.30am to 5.30pm on a day other than a Saturday, Sunday, bank or other public holiday in England and Wales and/or Connecticut, USA.

1.1.4	“Change of Control” - means the obtaining of Control by any person, group of persons, company or other entity who did not previously exercise Control.

1.1.5	“Commencement Date” - shall mean the date shown on the front of this Agreement.

1.1.6	“Competent Authority” - any international, national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over any of the activities contemplated by this Agreement.

1.1.7	“Confidential Information” - Know How and trade secrets or confidential information relating to the affairs or finances of the Disclosing Party supplied or otherwise made available to the Recipient Party or coming into its possession in relation to the performance of this Agreement. Confidential Information shall also include any written summaries or reports provided by RIB-X to MRC in accordance with Clause 4.2.

1.1.8	“Control” - means the ownership of more than 50% of the issued share capital or the legal power to direct or cause the direction of the general management and policies of the Party in question.

1.1.9	“Disclosing Party” - a Party which discloses Confidential Information to another Party.

1.1.10	“Documents” - reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, paper, notebooks, books, files, ledgers, records, tapes, discs, diskettes, CD-ROM, computer programs and documents thereof, computer information storage means, other graphic or written data and any other media on which Know How can be permanently stored, existing as of the Commencement Date.

30S Licence to RIB-X	Page 2 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.1.11	“Field” - the high resolution crystal structure of the 30S ribosomal subunit and any binding site data relating to binding sites for antibiotics on the 30S ribosomal sub-unit as defined in Schedule 3 and Schedule 1.

1.1.12	“Force Majeure” - in relation to any Party or any event or circumstance which is beyond the reasonable control of that Party and which results in or causes the failure of that Party to perform any or all of its obligations under this Agreement including lightning, fire, storm, flood, earthquake, strike, lockout or other industrial disturbance, war declared or undeclared, threat of war, terrorist act, blockade, revolution, riot, public demonstration, sabotage, act of vandalism, provided that lack of funds shall not be interpreted as a cause beyond the reasonable control of that Party.

1.1.13	“Insolvency Event” - in relation to either Party, means any one of the following:

(a)	a resolution shall have been passed by that Party’s directors to seek a winding up or administration order or a petition for a winding up or administration order shall have been presented against that Party or such and order shall have been made; or

(b)	a receiver, administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed in respect of that Party or over a substantial part of its assets or any third party takes steps to appoint such an officer in respect of that Party or an encumbrancer takes steps to enforce and enforces its security; or

(c)	a proposal for a voluntary arrangement shall have been made in relation to that Party under Part I Insolvency Act 1986; or

(d)	a step or event shall have been taken or arisen outside the United Kingdom which is similar or analogous to any of the steps or events listed at (a) to (d) above; or

(e)	that Party takes any step (including starting negotiations) with a view to readjustment, rescheduling or deferral of any part of that Party’s indebtedness, or proposes or makes any general assignment, composition or arrangements with or for the benefit of all or some of that Party’s creditors or makes or suspends or threatens to suspend making payments to all or some of that Party’s creditors or the Party submits to any type of voluntary arrangement; or

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)	where that Party is resident in the United Kingdom it is deemed to be unable to pay its debts within the meaning of Section 123 Insolvency Act 1986.

1.1.14	“Know How” - unpatented technical information which is not in the public domain including information comprising or relating to concepts, discoveries, data, designs, formulae, ideas, and/or information relating to Material described in Schedule 3.

1.1.15	“Licensed IP” - the Licensed Patent Rights and the Licensed Know How.

1.1.16	“Licensed Know How” - all Know How relating to the Field in the possession, power, custody or control of MRC at the Commencement Date to the extent that MRC is at liberty to disclose the same to RIB-X.

1.1.17	“Licensed Patent Rights” - the Patent Rights described in Section 1.1.23 and Schedule 1 licensed to RIB-X by MRC according to the terms of this Agreement.

1.1.18	“Marketing Authorisation” - the approval required from a Regulatory Authority to market and sell Product in a particular jurisdiction.

1.1.19	“Material” - any chemical or biological substances including any:

(a)	organic or inorganic element or compound;

(b)	nucleotide or nucleotide sequence including DNA and RNA sequence;

(c)	gene;

(d)	vector or construct including plasmids, phages or viruses;

(e)	host organism including bacteria, fungi, algae, protozoa and hybridomas;

(f)	eukaryotic or prokaryotic cell line or expression system or any development strain or product of that cell line or expression system;

(g)	protein including any peptide or amino acid sequence, enzyme, antibody or protein conferring target properties and any fragment of a protein or a peptide enzyme or antibody;

(h)	drug or pro-drug;

(i)	assay or reagent; or

(j)	any other genetic or biologic material or micro-organism.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.1.20	“Net Sales” - the gross amounts received by RIB-X or its Sub-licensees of net sales for Product, upon all sales or other disposals of Product less the following items on an accrual basis in accordance with Generally Accepted Accounting Practices (GAAP):

(a)	quantity, trade and/or cash discounts actually granted for such Product;

(b)	amounts repaid or credited and allowances including cash, credit or free goods allowances, given by reason of charge-backs, retroactive price reductions or billing errors and rebates (including government-mandated rebates) for such Product;

(c)	amounts refunded or credited for Product which was rejected, spoiled, damaged, outdated or returned;

(d)	freight, shipment and insurance costs incurred transporting Product to a third party purchaser; and

(e)	taxes, tariffs, customs duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Product.

1.1.21	“Parties” -MRC and RIB-X.

1.1.22	“Patent Rights” - the subject matter as outlined in Schedule 1, as may be updated from time to time, for such patent applications and patents, utility certificates, improvement patents and models and certificates of addition, including any divisional applications and patents, filings, renewals, continuations, continuations-in-part, patents of addition, patent term restoration or extensions, reissues, re-examinations, substitutions, confirmations, registrations, revalidation and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them and all foreign counterparts of the foregoing as set forth on Schedule.

1.1.23	“Product(s)” - any therapeutic or diagnostic product which:

(a)	falls within a Valid Claim of the Licensed Patent Rights, or

(b)	was directly discovered through a process that utilized the Patent Rights and for which such discovery would otherwise infringe a Valid Claim in the country where such discovery took place but for the license contemplated in this Agreement.

1.1.24	“Quarterly” for each period of three (3) months ending on 31 March, 30 June, 30 September and 31 December.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.1.25	“Recipient Party” - a Party which receives Confidential Information from another Party.

1.1.26	“Regulatory Authority”- any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity involved in the granting of Marketing Authorisation for the Product, such as the European Agency for the Evaluation of Medicinal Products, Medicines Control Agency in the United Kingdom or the Food and Drugs Administration in the United States of America.

1.1.27	“Six Month Period” - shall mean each period of six months ending on 31 March and 30 September and “Six Monthly” shall be construed accordingly.

1.1.28	“Sub-licensee” - any party, including an Affiliate, to which Rib-X furthers licenses, ie. sub-licenses, any portion of the Licensed IP which MRC has licensed to Rib-X.

1.1.29	“Valid Claim”- shall mean either:

(a)	a claim of an issued and unexpired patent included within the definition of Patent Rights which (i) has not been permanently revoked or found to be unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, such decision being un-appealable or un-appealed within the time allowed for appeal, and (ii) which has not been admitted by the patent holder to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(b)	a claim of a pending patent application included within the definition of Patent Rights which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re filing of the application.

1.1.30	“Year” means any period of twelve (12) months calculated from the Commencement Date or any anniversary thereof.

1.2	In this Agreement:

1.2.1	unless the context otherwise requires all references to a particular Clause, paragraph or Schedule shall be a reference to that Clause, paragraph or Schedule, in or to this Agreement as the same may be amended from time to time pursuant to this Agreement;

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.2.2	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

1.2.3	unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.2.4	reference to the words “include” or “including” are to be construed without limitation to the generality of the preceding words; and

1.2.5	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

2	LICENCES

2.1	MRC grants to RIB-X the exclusive, perpetual, world-wide right and licence under the Licensed Patent Rights and Licensed Know How to develop, make, have made, use, lease, import, market, sell, offer to sell, have sold or otherwise dispose of Product. For the avoidance of doubt, the rights granted by MRC in this Agreement are granted only to RIB-X and its sub licensees as per Clause 2.2 and do not extend to Affiliates of RIB-X.

2.2	RIB-X may sub-licence to a third party (including an Affiliate) the rights granted to it under Clause 2.1 but only on such terms and conditions mutatis mutandis as those set out in this Agreement and which are applicable to such sub-licensees. In the case of any sub-licence granted by RIB-X to an Affiliate such sub-licence shall not be treated as such for the purpose of calculating payments due to MRC and net sales of such Affiliate shall be treated as Net Sales.

2.3	RIB-X shall be responsible to MRC for the acts and omissions of any sub-licensee of RIB-X and for the acts and omissions of any sub-licensee (whether direct or indirect) of a sub-licensee of RIB-X. For the avoidance of doubt the grant of a sub-licence by RIB-X of rights granted to RIB-X under this Agreement shall not relieve RIB-X of any of its obligations under this Agreement.

2.4	As soon as reasonably practicable following the Commencement Date MRC shall disclose and make available to RIB-X Documents containing the Licensed Know How and facilitate the transfer of such Know How. Any such Licensed Know How will be reduced to writing and made a part of this Agreement in Schedule 3.

2.5	MRC shall promptly at RIB-X’s cost and expense execute or procure the execution of all such deeds and documents as may be necessary or desirable to record any of the rights granted to RIB-X under this Agreement with any patent registry.

30S Licence to RIB-X	Page 7 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3	PAYMENTS

3.1	Subject to Clause 3.4 below RIB-X shall pay to MRC the following sums in consideration of the rights granted to RIB-X under this Agreement:

3.1.1	A one time licence fee of $10,000 (ten thousand dollars US) payable within thirty (30) days of the receipt of an invoice sent following the Commencement Date.

3.1.2	Milestone payments upon the achievement of developmental milestones for each Product, where Product is for application as a human therapeutic, and whether such product is developed or commercialized by RIB-X or its sub licensees as follows:

(a)	$[***] ([***] dollars US) upon the [***].

(b)	$[***] ([***] dollars US) upon [***].

(c)	$[***] ([***] dollars US) upon [***].

3.1.3	Milestone payments upon the achievement of developmental milestones for each Product, where Product is for application as a human Diagnostic and whether such product is developed or commercialized by RIB-X or its sub licensees as follows;

(a)	$100,000.00 (one hundred thousand dollars (US) upon commercial introduction of an approved diagnostic assay, service or process.

3.1.4	Milestone payments upon the achievement of developmental milestones for each Product, where Product is for application as a non-human therapeutic and whether such product is developed or commercialized by RIB-X or its sub licensees shall be equal to [***]% of those amounts outlined under Section 3.1.2.

3.1.5	Milestone payments upon the achievement of developmental milestones for each Product, where Product is for application as a non-human Diagnostic and whether such product is developed or commercialized by RIB-X or its sub licensees shall be equal to [***]% of those amounts outlined under Section 3.1.3.

3.1.6	For the avoidance of doubt a developmental milestone will be paid one time for any Product resulting from a series of compounds of similar class and site of action and/or back ups.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.1.7	Where Product is sold or otherwise disposed of by or on behalf of RIB-X, RlB-X shall pay to MRC a royalty of:

(a)	Where Product is for human therapeutic use [***]% of the Net Sales of each Product.

(b)	Where Product is for non-human therapeutic use [***]% of the Net Sales of each Product.

(c)	Where Product is for human diagnostic use [***]% of the Net Sales of each Product.

(d)	Where Product is for non-human diagnostic use [***]% of the Net Sales of each Product.

3.2	RIB-X shall and shall procure that its sub-licensees shall keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to MRC pursuant to this Agreement. Those records and books of account shall be kept for 6 years following the end of the calendar year to which they relate and shall at MRC’s expense and, upon reasonable notice having been given by MRC, be open on Business Days for inspection, under the terms of confidentiality contained in this Agreement, by an independent firm of accountants appointed by agreement between the Parties or, failing such agreement within 28 days, by the President for the time being of the Institute of Chartered Accountants of England and Wales in London. Such examination shall take place not later than 5 years following the expiration of the period to which it relates and there shall be no more than one examination per year.

3.3	Following the first commercial sale of the first Product and within 60 days of the end of each Six Month Period following that first commercial sale, RIB-X shall prepare a statement which shall show on a Product by Product and a country by country basis for the previous Six Month Period all monies due to MRC under Clause 3 and shall identify whether the monies are in respect of Net Licensing Revenues or Net Sales Price, and in respect of Net Licensing Revenues identify the relevant sub-licensees. That statement shall include details of the particular Product description and sales of the Product and shall be submitted to MRC within 60 days of the end of the period to which it relates. On receipt of such statement MRC shall issue RI B-X with an invoice for the monies due under the statement which RIB-X shall pay forthwith on receipt of such invoice in the manner specified in such invoice. At MRC’s request and discretion such statements and invoices shall be provided Quarterly rather than Six Monthly.

3.4

If MRC gives notice to RIB-X within 30 days of the receipt of any statement provided pursuant to Clause 3.7 that it does not accept it, that statement shall be certified by an independent accountant appointed by agreement between the Parties or, in default of agreement within 28 days, by the President for the time being of the Institute of Chartered Accountants of England and Wales in London. RIB-X shall make available, at its offices, all books and records required for the purpose of that certification and the statements so certified shall be final and binding between the Parties. The cost of the

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

certification shall be the responsibility of RIB-X if the statement is shown to have underestimated the monies payable to MRC in any Six Month Period by more than 5% and the responsibility of MRC otherwise. Following any such certification the Parties shall forthwith make any adjustments necessary in respect of the monies already paid to MRC in relation to the period in question.

3.5	If any sums are unpaid by RIB-X on the dates specified in this Clause then MRC shall be entitled to charge RIB-X interest on the amount unpaid at the rate of three per cent (3%) per annum above the Bank of England base rate from time to time until payment in full is made. For the avoidance of doubt if any sums specified in this Clause remain unpaid after 60 days following the dates specified for payment pursuant to this Clause, provided such sums are not the subject of a dispute between the parties then provided that MRC has given RIB-X written notice of such non-payment this shall be deemed to be a material breach by RIB-X and the provisions of Clause 11.3 shall apply.

3.6	All payments to MRC under the terms of this Agreement are expressed exclusive of value added tax howsoever arising.

3.7	Royalties payable under this Clause shall be payable hereunder without any deduction or set-off save only in respect of any sum from time to time required to be deducted or withheld by any taxation authorities or any part thereof, in which case RIB-X shall pay such additional amount as shall be required to ensure that the net amount received by MRC hereunder shall equal the full amount which it would have been received by MRC had such tax not been imposed or withheld. RIB-X shall provide MRC with appropriate tax deduction certificates as soon as reasonably possible.

3.8	For the avoidance of doubt no moneys shall be due MRC for Product developed using the RIB-X technology licensed from [***] relating to the [***] resolution crystal structure of the 50S subunit of the ribosome, or from the [***], or from RIB-X’s own proprietary technology, including but not limited to, the high resolution crystal structure of the [***].

4	RIB-X’S OBLIGATIONS

4.1	RIB-X shall act in good faith and use reasonable endeavours to undertake the development and commercialisation of Product.

4.2	RIB-X shall within 60 days of each anniversary of the Commencement Date provide MRC with a written summary annual report setting out the progress made by RIB-X and/or its sub-licensees in the preceding Year pursuant to RIB-X obligations in Clause 4.1. Such reports shall be considered RIB-X Confidential Information.

4.3	RIB-X, or its sub licensees, shall promote the sale of Product of good marketable quality and shall use reasonable endeavours to meet the market demand therefore.

30S Licence to RIB-X	Page 10 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5	INTELLECTUAL PROPERTY

5.1	RIB-X shall at its own cost and expense be solely responsible for any prosecution, maintenance, enforcement and defence of the Licensed Patent Rights including for the avoidance of doubt all annuity and renewal fees and for the conduct of any claims or proceedings relating to the Licensed Patent Rights including any interference, opposition, infringement or revocation proceedings. MRC hereby appoints RIB-X as its agent or representative solely for the purposes of enabling RIB-X to fulfil its obligations under this Clause 5.1 and as such shall provide RIB-X and/or the appropriate governmental authorities with the necessary power of attorney or other forms to effect such appointment. RIB-X shall keep MRC informed of such prosecution, maintenance, enforcement and defence of the Licensed Patent Rights including, without limitation, providing MRC with copies of all correspondence with any patent office and shall give MRC the right to comment thereon. RIB-X shall also have the right, in consultation with MRC, to amend the patent applications comprised in the Licensed Patent Rights for the purpose of strengthening the scope of any claims within such patent applications. RIB-X shall have sole discretion as to choice of legal counsel. Rib-X agrees to consult with and seek MRC’s approval prior to making any material amendments to or removal of any patent claims.

5.2	Should RIB-X decide that it does not wish to prosecute, maintain or defend the Licensed Patent Rights or any part thereof it shall give MRC sixty (60) days notice of that decision and thereafter MRC may in its sole discretion and at its own cost and expense prosecute, maintain or defend the Licensed Patent Rights or any part thereof. If MRC decides to prosecute, maintain or defend the Licensed Patent Rights or any part thereof RIB-X shall promptly arrange for its patent attorneys to transfer to MRC all relevant papers, files and other documents.

5.3	Each of MRC and RIB-X shall as soon as practicable after it becomes aware thereof give to the other in writing reasonable particulars of any use or proposed use or threat of the same by another person in any country which in that Party’s view amounts to or might amount to an infringement of the Licensed Patent Rights or an unauthorized use of the Licensed Know How in such country.

5.4	MRC shall lend its name to any proceedings for which RIB-X is responsible pursuant to Clause 5.1 and shall sign any documents that RIB-X reasonably requests in relation to any such activity or proceedings and shall give RIB-X all reasonable assistance requested by RIB-X in relation to them. RIB-X shall reimburse to MRC the cost of providing such reasonable assistance and shall indemnify MRC in respect of MRC’s legal costs, any costs award, damages or other relief made against MRC in the course of any proceedings. If RIB-X succeeds in any such proceedings whether at trial or by way of settlement, it shall be entitled to retain any sums recovered or awarded provided that RIB-X shall forthwith pay to MRC a sum equal to the appropriate royalty rate, as outlined under this Agreement for a Product similar to that of the infringing compound or action in question, and the award actually paid to RIB-X by the infringing party that is in excess of RIB-X’s actual costs in bringing the action. RIB-X shall pursue any such proceedings in its sole unfettered discretion.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.5	Without prejudice to MRC’s rights under Clause 5.1, if RIB-X fails to enforce or defend the Licensed IP or elects not to do so MRC shall be entitled to enforce or defend such Licensed IP. If MRC elects to enforce or defend the same, RIB-X shall provide all reasonable assistance to MRC in relation to such proceedings at MRC’s cost and expense. If MRC succeeds in any such proceedings whether at trial or by way of settlement, it shall be entitled to retain any sums recovered or awarded provided that MRC shall forthwith pay to RIB-X a sum equal to [***]% of the award actually paid to MRC by the infringing party that is in excess of MRC’s actual costs in bringing the action.

5.6	If during the term of this Agreement either Party receives any notice, claim or proceedings from any third party alleging infringement of that third party’s intellectual property or know how as a result of either Party’s activities in relation to this Agreement or use and exploitation of the Licensed IP, the Party receiving that notice shall:

5.6.1	forthwith notify the other Party of such notice, claim or proceedings;

5.6.2	make no admission of liability without the prior consent of the other party;

5.6.3	subject to clause 5.9.1 below RIB-X shall conduct the defence of such claims or proceedings, including the right to settle them which shall include taking a licence from such third party, and MRC shall at RIB-X’s cost and expense co-operate with RIB-X and its legal counsel and be available at RIB-X’s reasonable request to assist in such proceedings. RIB-X shall keep MRC and its legal counsel reasonably informed as to the status of RIB-X’s defence.

5.7	Whilst RIB-X conducts the defence of such claim or proceedings:

5.7.1	RIB-X shall be responsible for and shall have conduct of such claims or proceedings but shall fully consult with MRC in defending or settling such claim or proceedings and RIB-X shall not consent to any order or judgment requiring MRC to pay costs, damages or provide other relief without the consent of MRC.

5.7.2	if any such proceedings are settled by way of licence, any royalties payable to a third party under such licence shall be deducted from the royalties payable by RIB-X to MRC up to a maximum reduction of [***]% of the royalties payable by RIB-X to MRC in any Six Month Period.

5.8	At RIB-X’s request and expense MRC shall promptly take all necessary steps to facilitate any application by RIB-X for a supplementary protection certificate, patent term extension, or other similar patent/regulatory provisions for the Licensed Patent Rights in respect of Products.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

6	WARRANTIES UNDERTAKINGS AND LIABILITY

6.1	Each of MRC and RIB-X warrants and undertakes that it is able to enter into this Agreement and is not restricted by any provisions of any agreements of any nature which prevent it from carrying out this Agreement fully according to its terms.

6.2	MRC represents and warrants to RIB-X that MRC owns the right, title and interest in the Licensed IP or is otherwise authorised to license the Licensed Patent Rights and Licensed Know How to RIB-X on the terms set out herein.

6.3	MRC gives no warranties save as expressly set out in this Clause and without limitation gives no representation or warranty that any of the Licensed Patents Rights shall proceed to grant or are valid nor that any manufacture, use, sale or other disposal of Product does not infringe any third party patents or other rights.

6.4	Save for the indemnities provided in Clauses 5 and 7, neither Party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other of an indirect or consequential nature including any economic loss or other loss of turnover, profits, business or goodwill.

7	INDEMNITIES

7.1	RIB-X shall indemnify and hold harmless MRC from and against any and all third party claims, demands, losses, damages and reasonable expenses (including, without limitation, reasonable legal fees) arising from or in connection with any use, sale or supply by RIB-X or its sub-licensees of Product, except to the extent that any such claims, demands, losses, damages and expenses result from the negligence of MRC, or the breach by MRC of any warranty given in Clause 6.

8	INSURANCE

8.1	RIB-X shall maintain, or shall procure that its sub-licensee shall maintain, at its own cost, comprehensive clinical trial insurance and/or comprehensive product liability insurance and/ or general commercial liability insurance. Such insurance shall be with a reputable insurance company and where reasonably possible (taking into account the availability of such insurance) shall be maintained for not less than four (4) years following the termination of this Agreement. RIB-X shall ensure that such clinical trial insurance is in place no later than the date of enrolment of the first patient in any Clinical Trials related to the use of a Product. Where such insurance is taken out by RIB-X and/or maintained by a sub-licensee of RIB-X, RIB-X shall procure that MRC is included as a named insured on such insurance policy.

30S Licence to RIB-X	Page 13 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9	CONFIDENTIALITY AND SECURITY

9.1	The Parties each undertake and agree to:

9.1.1	only use, copy or otherwise replicate the Confidential Information for the purposes envisaged under this Agreement and not to use the same for any other purpose whatsoever;

9.1.2	ensure that only those of its officers and employees who are directly concerned with the carrying out of this Agreement have access to the Confidential Information on a strictly applied “need to know” basis and are informed of the secret and confidential nature of it;

9.1.3	keep the Confidential Information secret and confidential with the same degree of care it holds its own similar information and shall not directly or indirectly disclose or permit to be disclosed the same to any third party for any reason without the prior written consent of the Disclosing Party;

9.2	The obligations of confidence referred to in Clause 9.1 shall not extend to any Confidential Information which:

9.2.1	is or becomes generally available to the public otherwise than by reason of breach by a Recipient Party of the provisions of this Clause;

9.2.2	is known to the Recipient Party and is at its free disposal (having been generated independently by the Recipient Party or a third party in circumstances where it has not been derived directly or indirectly from the Disclosing Party’s Confidential Information, provided that evidence of such knowledge is furnished by the Recipient Party to the Disclosing Party or

9.2.3	is subsequently disclosed to the Recipient Party without obligations of confidence by a third party owing no such obligations to the Disclosing Party in respect of that Confidential Information;

9.2.4	is required by law to be disclosed (including as part of any regulatory submission or approval process) and then only when prompt written notice of this requirement has been given to the Disclosing Party so that it may, if so advised, seek appropriate relief to prevent such disclosure provided always that in such circumstances such disclosure shall be only to the extent so required and where practicable shall be subject to prior consultation with the Disclosing Party with a view to agreeing timing and content of such disclosure;

30S Licence to RIB-X	Page 14 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.3	All Confidential Information disclosed by one Party to the other shall remain the property of the Disclosing Party. In the event that a court or Competent Authority assumes partial or complete control over the assets of a Recipient Party based on the insolvency or bankruptcy of that Party, the Recipient Party shall:

9.3.1	promptly notify such court or Competent Authority:

(a)	that Confidential Information received from the Disclosing Party under this Agreement remains the property of the Disclosing Party; and

(b)	of the confidentiality obligations under this Agreement; and

9.3.2	to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality and security of the Disclosing Party’s Confidential Information and to ensure that the court or Competent Authority maintains that Confidential Information in confidence in accordance with this Agreement.

9.4	The obligations of the Parties under Clause 9.1 to 9.3 shall survive the expiration or termination of this Agreement for whatever reason for a period of ten (10) years.

10	TERM AND TERMINATION

10.1	This Agreement shall commence on the Commencement Date and shall continue in force until the expiry of the last to expire claim of the Patent Rights on a country-by-country basis.

10.2	MRC may terminate this Agreement:

10.3	10.2.1 if RIB-X challenges the secret or substantial nature of the Licensed Know-How or the validity of the Licensed Patent Rights; or

10.4	Each of the Parties (the “Terminating Party”) shall have the right to terminate this Agreement upon giving 30 days’ written notice of termination to the other (the “Defaulting Party”) upon the occurrence of any of the following events at any time during this Agreement:

10.4.1	the Defaulting Party committing a material breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within 30 days of the receipt by it of a notice identifying the breach and requiring its remedy. The Parties agree that any notification of material breach pursuant to this Clause 11.4 shall be sent to the chief executive officer of the Party being notified;

10.4.2	an Insolvency Event relating to the Defaulting Party

30S Licence to RIB-X	Page 15 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

11	EFFECTS OF TERMINATION

11.1	Upon termination of this Agreement by MRC pursuant to Clause 10.2, 10.3 or 10.4 or by RIB-X pursuant to Clause 10.3 or 10.4, RIB-X shall deliver up to MRC the Licensed IP Documents as soon as reasonably practicable.

11.2	Upon termination of this Agreement by either Party for any reason all documents in RIB-X’s possession relating to prosecution, maintenance enforcement and defence of the Licensed Patent Rights shall be delivered to MRC as soon as reasonably practicable and MRC shall enter into a direct licensing arrangement with any sub-licensee of RIB-X appointed pursuant to Clause 2.2 on terms substantially similar to those contained herein save that any licence granted by MRC to any sub-licensee of RIB-X shall be consistent with the terms of the licence granted by RIB-X in relation to field, territory, exclusivity/non-exclusivity, whether there is a right to sub-license, and payment provisions.

11.3	Upon termination of this Agreement for any reason any payments which have been made by RIB-X or fallen due pursuant to Clause 3.1.1 as at the date of termination shall be non-refundable but no further payments shall be due from RIB-X pursuant to Clause 3.1.1.

11.4	Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination and in particular but without limitation the right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

11.5	The following clauses and sub-clauses shall survive termination of this Agreement: 3.1.2 and 3.13 (payments), 6.4 (limitation of liability), 7 (indemnities), 8 (insurance) for the period specified in Clause 8, 9 (confidentiality and security) for the period specified in Sub-clause 9.4, 11 (effects of termination), 14 (governing law), 15 (jurisdiction), 16 (dispute resolution), 17 (waiver), 18 (severance of terms), 19 (entire agreement and variations), 20 (notices), 22 (no partnership) and 24 (press releases).

12	ASSIGNMENT, CHANGE OF CONTROL AND SUB-CONTRACTING

12.1	Save as otherwise provided in this Agreement neither Party shall without the prior written consent of the other (such consent not to be unreasonably withheld) assign the benefit of this Agreement. Notwithstanding the foregoing, RIB-X may assign this Agreement to any party that acquires substantially all of the assets of RIB-X to which this Agreement is related; however, it shall be a condition that the assignee undertakes in writing to the non-assigning Party to be bound by the terms of this Agreement prior to any such assignment taking effect.

12.2	In the event of a Change of Control of RIB-X, RIB-X shall forthwith notify MRC of the fact.

30S Licence to RIB-X	Page 16 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

13	FORCE MAJEURE

13.1	If a Party (the “Non-Performing Party”) is unable to carry out any of its obligations under this Agreement due to Force Majeure this Agreement shall remain in effect but the Non-Performing Party’s relevant obligations under this Agreement and the corresponding obligations of the other Party (“the Innocent Party”) under this Agreement shall be suspended for a period equal to the duration of Force Majeure circumstance or three (3) months whichever is the shorter provided that:

13.1.1	the suspension of performance is of no greater scope than is required by the Force Majeure;

13.1.2	the Non-Performing Party immediately gives the Innocent Party prompt written notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure and notifies the Non-Performing Party immediately of the cessation of the Force Majeure;

13.1.3	the Affected Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

13.1.4	as soon as practicable after the event which constitutes Force Majeure the Parties discuss how best to continue their operations as far as possible in accordance with this Agreement.

14	GOVERNING LAW

14.1	The validity and construction and interpretation of this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, USA.

15	JURISDICTION

15.1	All disputes between the Parties arising under, out of or relating to this Agreement or arising out of the circumstances and relationships contemplated by this Agreement including disputes relating to the validity, construction or interpretation of this Agreement and including its formation, validity, binding effect, interpretation, performance, breach or termination as well as non-contractual claims and including disputes relating to pre-contractual representations which result in any action or proceeding shall be subject to the non-exclusive jurisdiction of the New York Courts.

16	DISPUTE RESOLUTION

16.1	If a dispute arises between the Parties arising out of this Agreement which the Parties do not resolve by discussion and meeting within 30 days, such dispute shall be referred for resolution to the Chief Executive of MRC and the Chief Executive Officer of RIB-X.

30S Licence to RIB-X	Page 17 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

17	WAIVER

17.1	Save as expressly provided in this Agreement neither Party shall be deemed to have waived any of its rights or remedies whatsoever howsoever arising unless the waiver is made in writing, signed by a duly authorised representative of that Party and may be given subject to any conditions thought fit by the grantor. Unless otherwise expressly stated any waiver shall be effective only in the instance and for the purpose for which it is given.

17.2	No delay or failure of any Party in exercising or enforcing any of its rights or remedies whatsoever shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies. No single or partial exercise or enforcement of any right or remedy by any Party shall preclude or impair any other exercise or enforcement of that right or remedy by that Party.

18	SEVERANCE OF TERMS

18.1	If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any decision of any court or Competent Authority which either has jurisdiction over this Agreement or has jurisdiction over any of the Parties) then:

18.1.1	in the case of the illegality, invalidity or un-enforceability of the whole of this Agreement it shall terminate in relation to the jurisdiction in question; or

18.1.2	in the case of the illegality, invalidity or un-enforceability of part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect.

19	ENTIRE AGREEMENT AND VARIATIONS

19.1	This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to the subject matter of this Agreement. The Parties acknowledge that no claims shall arise in respect of any understandings, arrangements, representations or agreements so superseded. No director, employee or agent of any Party is authorised to make any representation or warranty to another Party not contained in this Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties. Nothing in this Agreement removes or overrides any right of action by any Party in respect of any fraudulent misrepresentation, fraudulent concealment or other fraudulent action.

30S Licence to RIB-X	Page 18 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

19.2	No variation, amendments, modification or supplement to this Agreement shall be valid unless made in writing in the English language and signed by a duly authorised representative or representatives of each Party.

20	NOTICES

20.1	Any notice or other communication to be given pursuant to or made under or in connection with the matters contemplated by this Agreement shall be in writing in the English language and shall be delivered by courier, sent by first class post or sent by facsimile to the address or facsimile number of the recipient set out in Schedule 2 or as specified by the recipient from time to time. Notices sent by e-mail shall not be valid of themselves and must be confirmed in hard copy form by courier, by post or facsimile.

20.2	Any notice given pursuant to this Clause shall be deemed to have been received:

20.2.1	in the case of delivery by hand, when delivered; or

20.2.2	in the case of sending by post:

(a)	where posted in the country of the addressee, on the second working day following the day of posting, and

(b)	where posted in any other country, on the fifth working day following the day of posting; or

20.2.3	in the case of facsimile, on acknowledgement by the recipient’s facsimile receiving equipment on a Business Day if the acknowledgement occurs before 17.00 hours local time of the recipient and in any other case on the following Business Day.

21	COUNTERPARTS

21.1	This Agreement may be executed in any number of counterparts, including facsimile counterparts, and by the different Parties on separate counterparts, each of which when so executed shall be an original of this Agreement, and all of which shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with each Party.

22	THIS AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP

22.1	Nothing on this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute or be deemed to constitute a partnership association, joint-venture or other co-operative entity between the Parties and neither of the Parties shall have any authority to bind the other in any way except as provided in this Agreement.

30S Licence to RIB-X	Page 19 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

23	COSTS

23.1	Each Party shall bear its own legal costs, legal fees and other expenses incurred in the negotiation, preparation and execution and implementation of this Agreement and the documents referred to herein.

24	PRESS RELEASES

24.1	No public announcement or other disclosure to third parties concerning the terms of this Agreement shall be made, whether directly or indirectly, by either Party without first obtaining the approval of the other Party. Notwithstanding the aforementioned statement, RIB-X shall be free to disclose the existence of this Agreement and its general terms in association with any financing activity or with respect to sublicense discussions pertaining to the subject matter of this Agreement.

IN WITNESS WHEREOF the Parties have executed this document the day and year first above written.

SIGNED by	/s/ Martin R. Wood
Martin R Wood PhD Authorised signatory on behalf of Medical Research Council for and on behalf of MEDICAL RESEARCH COUNCIL

SIGNED by	/s/ Susan Froshauer
for and on behalf of RIB-X

30S Licence to RIB-X	Page 20 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 1

LICENSED PATENT RIGHTS

This Schedule 1 may be updated, as appropriate, from time to time

Patents

1	Crystal Structure of the 30S Ribosome and its Use

Country	Application Serial Number or Equivalent	Filing Date	Patent Number	Issue Date
US	[***]	[***]
US CIP	[***]	[***]
Japan	[***]	[***]
European Patent Office	[***]	[***]
Australia	[***]	[***]
Canada	[***]	[***]
Great Britain	[***]	[***]
Israel	[***]	[***]

2	Crystal Structure of Antibiotics Bound to the 30S Ribosome and its Use

Country	Application Serial Number or Equivalent	Filing Date	Patent Number	Issue Date
US	[***]	[***]
US CIP	[***]	[***]
Japan	[***]	[***]
European Patent Office	[***]	[***]
Australia	[***]	[***]
Canada	[***]	[***]
Great Britain	[***]	[***]
Israel	[***]	[***]

3	Crystal Structure of an Initiation Factor Bound to the 30S Ribosomal Subunit

Country	Number	Filing Date	Granted As	Granted Date
US	[***]	[***]

30S Licence to RIB-X	Page 21 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 2

NAMES AND ADDRESSES FOR NOTICES

MRC:

Dr Martin Wood

Director, Licensing and Agreements

Medical Research Council Technology

20 Park Crescent

London W1B 1AL

Tel: 020 7670 6483

Fax: 020 7323 1331

RIB-X:	/s/ Susan Froshauer
Susan Froshauer, Ph.D.
CEO

RIB-X Pharmaceuticals, Inc.

300 George Street, Suite 301

New Haven, CT 06511

Tel: 203-848-6265

Fax: 203-624-5627

30S Licence to RIB-X	Page 22 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 3

List of Know How

This Schedule 3 may be updated, as appropriate, from time to time

30S Licence to RIB-X	Page 23 of 23

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Our Ref: A802/1004

Your Ref:

April 1, 2005

Susan Froshauer, Ph.D.

President and CEO

RIB-X Pharmaceuticals, Inc.

300 George Street, Suite 301

New Haven, CT 06511.

Re:	Amendment to License Agreement of March 21, 2005 Between the Medical Research Council and Rib-X Pharmaceuticals, Inc.

Dear Dr. Froshauer:

In accordance with Section 19.2 of the License Agreement of March 21, 2005 between the Medical Research Council and Rib-X Pharmaceuticals, Inc., the purpose of this letter is to provide an amendment to correct minor typographical errors appearing in Sections 10 and 11 of the Agreement. By this amendment, the parties agree to replace page 11 of the Agreement with the attached “Page 11 addendum sheet to correct indicated typographical errors. April 1, 2005.”

The corrections are:

10.2 and 10.3 combined as 10.2.

10.4 becomes 10.3

10.4.1 becomes 10.3.1

10.4.2 becomes 10.3.2

In 10.4.1 (now 10.3.1) reference to Clause 11.4 is changed to Clause 10.3.1

In 11.1 the two references to 10.4 are deleted

Sincerely yours,
Medical Research Council Technology

/s/ Dr. Martin Wood	Martin R Wood PhD
Authorised signatory on behalf of Medical Research Council
Dr Martin Wood
Director Licensing and Agreements

Agreed to:
Rib-X Pharmaceuticals, Inc.

/s/ Susan Froshauer
Susan Froshauer, Ph.D	Date
Director, Licensing and Agreements
President and CEO
attachment

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.2.3	is subsequently disclosed to the Recipient Party without obligations of confidence by a third party owing no such obligations to the Disclosing Party in respect of that Confidential Information;

9.2.4	is required by law to be disclosed (including as part of any regulatory submission or approval process) and then only when prompt written notice of this requirement has been given to the Disclosing Party so that it may, if so advised, seek appropriate relief to prevent such disclosure provided always that in such circumstances such disclosure shall be only to the extent so required and where practicable shall be subject to prior consultation with the Disclosing Party with a view to agreeing timing and content of such disclosure;

9.3	All Confidential Information disclosed by one Party to the other shall remain the property of the Disclosing Party. In the event that a court or Competent Authority assumes partial or complete control over the assets of a Recipient Party based on the insolvency or bankruptcy of that Party, the Recipient Party shall:

9.3.1	promptly notify such court or Competent Authority:

(a)	that Confidential Information received from the Disclosing Party under this Agreement remains the property of the Disclosing Party; and

(b)	of the confidentiality obligations under this Agreement; and

9.3.2	to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality and security of the Disclosing Party’s Confidential Information and to ensure that the court or Competent Authority maintains that Confidential Information in confidence in accordance with this Agreement.

9.4	The obligations of the Parties under Clause 9.1 to 9.3 shall survive the expiration or termination of this Agreement for whatever reason for a period of ten (10) years.

10	TERM AND TERMINATION

10.1	This Agreement shall commence on the Commencement Date and shall continue in force until the expiry of the last to expire claim of the Patent Rights on a country-by-country basis.

10.2	MRC may terminate this Agreement if RIB-X challenges the secret or substantial nature of the Licensed Know-How or the validity of the Licensed Patent Rights.

10.3	Each of the Parties (the “Terminating Party”) shall have the right to terminate this Agreement upon giving 30 days’ written notice of termination to the other (the “Defaulting Party”) upon the occurrence of any of the following events at any time during this Agreement:

10.3.1	the Defaulting Party committing a material breach of this Agreement which in the case of a breach capable of remedy shall not have been remedied within 30 days of the receipt by it of a notice identifying the breach and requiring its remedy. The Parties agree that any notification of material breach pursuant to this Clause 10.3.1 shall be sent to the chief executive officer of the Party being notified;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

10.3.2	an Insolvency Event relating to the Defaulting Party

11	EFFECTS OF TERMINATION

11.1	Upon termination of this Agreement by MRC pursuant to Clause 10.2 or 10.3 or by RIB-X pursuant to Clause 10.3, RIB-X shall deliver up to MRC the Licensed IP Documents as soon as reasonably practicable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.